Exhibit 10

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of June 24, 2011 (the “Amendment”), by and between COMERICA BANK (“Bank”) and ORASURE TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of September 10, 2002, as amended by a First Amendment to Loan and Security Agreement, dated as of May 23, 2003, a Second Amendment to Loan and Security Agreement, dated as of September 12, 2003, a Third Amendment to Loan and Security Agreement, dated as of April 21, 2004, a Fourth Amendment to Loan and Security Agreement, dated as of June 27, 2006, and a Fifth Amendment to Loan and Security Agreement, dated June 28, 2007 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Borrower and Bank acknowledge that no Mortgage Advances, Non-Revolving Advances, Revolving Advances, Equipment Term Loan, or Term Advances are currently outstanding under the Agreement and the Bank has no further obligation to make such Credit Extensions to Borrower. Other than to show compliance with the required financial covenants in Section 6.7 of the Agreement, Borrower shall not be required to submit to Bank any reporting relating to such Credit Extensions as previously required under Section 6.2 of the Agreement.

2. The following defined term in Section 1.1 of the Agreement is amended to read as follows:

“Expansion Advance Maturity Date” means September 27, 2011.

3. Section 6.7(c) of the Agreement is hereby amended to read as follows:

(c) Tangible Net Worth. A Tangible Net Worth plus fifty percent (50%) of proceeds received by Borrower from any Equity Offering (net of any underwriting discounts and concessions and direct offering expenses) of not less than $41,500,000.

4. Exhibit E attached to the Agreement is hereby replaced with Exhibit E attached hereto.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6. Borrower represents and warrants that the representations and warranties contained in Section 5 of the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) all Bank Expenses incurred in connection with the preparation, negotiation and execution of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Ronald H. Spair

Title:	COO/CFO

COMERICA BANK

By:	/s/ Justin Swietlik

Title:	VP

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue 3rd Floor, MC 4240 Palo Alto, CA 94301 Phone: (650) 462-6060 Fax: (650) 462-6061

FROM: ORASURE TECHNOLOGIES, INC.

The undersigned authorized officer of OraSure Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants under the Agreement, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (except for representations and warranties referring to a prior date which shall be true and correct in all material respects only as of such prior date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these were prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Monthly Financial Statements	Quarterly within 30 days	YES	NO
Compliance Certificate	Quarterly within 30 days	YES	NO
Annual (CPA Audited) Financial Statements	FYE within 90 days	YES	NO
10-Q	Quarterly within 5 days of SEC filing	YES	NO
10-K	Annually within 5 days of SEC filing	YES	NO
A/R Audit	Initial and Annual	YES	NO
Projection	FYE within 30 days	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL		COMPLIES

Minimum Quick Ratio	2.00:1.00		:1.00	YES	NO
Minimum Tangible Net Worth	$41,500,000	$		YES	NO
Minimum Liquidity*	$25,000,000	$		YES	NO

*	Including $ of cash, cash equivalents and short-term investments ($15,000,000 minimum)

Please Enter Below Comments Regarding Covenant Violations:

On behalf of Borrower, the Officer further acknowledges that at any such time as Borrower is out of compliance with any of the terms set forth in the Loan Agreement, including, without limitation, any of the financial covenants, Borrower cannot receive any advances.

ORASURE TECHNOLOGIES, INC.

BANK USE ONLY

Authorized Signer	Rec’d by:
Name:	Date:
Title:	Reviewed by:
Date:
Financial compliance Status: YES / NO

1